As filed with the Securities and Exchange Commission
                                on July 19, 1995
                      Registration No. 33-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)

      Kentucky                                                        61-0156015
(State or other jurisdiction                                   (I.R.S.  Employer
of incorporation or organization)                            Identification No.)

                               700 Central Avenue
                           Louisville, Kentucky 40208

                    (Address of Principal Executive Offices)


         CHURCHILL DOWNS INCORPORATED 1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                                            Copy to:
Thomas H. Meeker, President                           Robert A. Heath, Esq.
Churchill Downs Incorporated                          Wyatt, Tarrant & Combs
700 Central Avenue                                    2800 Citizens Plaza
Louisville, Kentucky  40208                           Louisville, Kentucky 40202

                    (Name and address of agent for service)

                                 (502) 636-4400
         (Telephone number, including area code, of agent for service)

              Approximate date of commencement of proposed sale to public:
   From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
Title of                Amount                Proposed maximum     Proposed maximum      Amount of
securities              to be                 offering price       aggregate offering    registration
to be registered        registered            per share (1)        price (1)             fee
- -----------------------------------------------------------------------------------------------------
Common Stock,           50,000 (2)
no par value            shares                $41.50               $2,075,000            $716
- -----------------------------------------------------------------------------------------------------

1 Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

2 The Registrant also registers hereby such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the Churchill Downs Incorporated 1995 Employee Stock Purchase Plan.

                                                 21 sequentially numbered pages.
                                                 Exhibit index on page 8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant hereby incorporates the following documents in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

        B.     The Registrant's Report on Form 10-K/A filed on April 27, 1995;

        C.     The Registrant's Report on Form 10-K/A-1 filed on May 24, 1995;

        D. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

        E.     The Registrant's Report on Form 10-Q/A filed on May 31, 1995.

        F. The description of the Common Stock, no par value, of the Registrant contained in a registration statement on Form 10 filed under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article XI of the Registrant's Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

        The Restated Bylaws of the Registrant require the Registrant to indemnify, and permit the advancement of expenses to, each director, officer, employee or agent of the Registrant, and his executors, administrators or heirs, who was or is made, or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant for the costs of such Proceeding to the fullest extent expressly permitted or required by the statutes of the Commonwealth of Kentucky and all other applicable law.

        The Restated Bylaws of the Registrant further provide for indemnification and advancement of expenses to the aforementioned persons by action of the Board of Directors in such amounts, on such terms and conditions, and based upon such standards of conduct as the Board of Directors may deem to be in the best interests of the Registrant.

        The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.

        Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

        [1] He conducted himself in good faith; and

        [2] He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        A  corporation  may not  indemnify a  director:

       [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


ITEM 8. EXHIBITS.

        The exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.


ITEM 9. UNDERTAKINGS.

        1. The undersigned Registrant hereby undertakes:

        A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               [1] To include any prospectus required by Section 10(a)(3) of the
                Act;

               [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on July 19, 1995.


                                            CHURCHILL DOWNS INCORPORATED


                                            By   /S/ THOMAS H. MEEKER
                                                 --------------------------
                                            Thomas H. Meeker, President and
                                            Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Meeker and Alexander M. Waldrop, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the 18th day of July, 1995 in the capacities indicated:


SIGNATURE                                   TITLE


/S/ THOMAS H. MEEKER                        President, Chief Executive
- --------------------                        Officer and Director (Principal
Thomas H. Meeker                            Executive Officer)

/S/ VICKI L. BAUMGARDNER                     Vice President of Finance
- ------------------------                     and Treasurer (Principal Financial
Vicki L. Baumgardner                         and Accounting Officer)


                             Director
Charles W. Bidwill, Jr.


                             Director
Catesby W. Clay


/S/ WILLIAM S. FARISH        Director
- ----------------------
William S. Farish


                             Director
Daniel M. Galbreath


/S/ J. DAVID GRISSOM         Director
- ----------------------
J. David Grissom


/S/ SETH W. HANCOCK          Director
- ----------------------
Seth W. Hancock


/S/ FRANK B. HOWER, JR.      Director
- ----------------------
Frank B. Hower, Jr.


                             Director
G. Watts Humphrey, Jr.


/S/ W. BRUCE LUNSFORD        Director
- ----------------------
W. Bruce Lunsford


                             Director
Arthur B. Modell


/S/ CARL F. POLLARD          Director
- ----------------------
Carl F. Pollard


/S/ DARRELL S. WELLS         Director
- ----------------------
Darrell R. Wells

                                      INDEX TO EXHIBITS


EXHIBIT NUMBER                     DESCRIPTION OF EXHIBIT               PAGE

4(a)                         Churchill Downs Incorporated 1995
                             Employee Stock Purchase Plan.                9

4(b) Restated Articles of Incorporation of the Registrant incorporated by reference to the Registrant's report on Form 8-K filed with the Securities and
                             Exchange Commission on July 11,
                             1991 (Comm. File No. 0-1469).

4(c)                         Restated Bylaws of
                             the Registrant as amended are
                             incorporated by reference to
                             Exhibit 3(b) of the Registrant's
                             report on Form 10-K for the year
                             ended December 31, 1994 (Comm. File
                             No. 0-1469).

4(d)                         Specimen Stock Certificate is
                             incorporated by reference to
                             Exhibit 4(d) to the Registrant's
                             Registration Statement on Form S-8,
                             File No. 33-85012.

5                            Opinion of Wyatt, Tarrant & Combs as
                             to the legality of the Common Stock.       19

23(a)                        Consent of Coopers & Lybrand, L.L.P.       21

23(b)                        Consent of Wyatt, Tarrant & Combs
                             (included in Exhibit 5).

24 Power of Attorney (included on signature page of this Registration Statement).